UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2009

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 23, 2009, Lakeland Bancorp, Inc. disseminated a press release reporting first quarter results for the period ended March 31, 2009. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

In the press release referred to in Item 2.02, the Company reported the following events. A $0.10 cash dividend per common share was declared on April 8, 2009, payable on May 15, 2009 to shareholders of record at the close of business April 30, 2009. The Company also declared on April 8, 2009 the first quarterly dividend payment due May 15, 2009 to the U.S. Treasury on the preferred shares issued under the Capital Purchase Program.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit 99.1    Press Release, dated April 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Thomas J. Shara
Name:	Thomas J. Shara
Title:	President and Chief Executive Officer

Dated: April 23, 2009